UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

EPOCRATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94,403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 227-1700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On February 28, 2012, Epocrates, Inc. (the “Company”) filed a Current Report on Form 8-K (the “February 28, 2012 Form 8-K”) regarding the Company's plans to discontinue further development of its Electronic Health Records (“EHR”) product due to the future uncertainty and ongoing investment required for the EHR product and in order to focus the Company's efforts on its core business. At that time, the Company was unable to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost and future cash expenditures associated therewith, as required by Item 2.05 of Form 8-K.

The Company is filing this Current Report on Form 8-K/A to amend the February 28, 2012 Form 8-K to update the disclosure provided therein under Item 2.05. The Company believes it can now make a good faith estimate of the costs expected to be incurred as it winds down its EHR business. As of the date of this filing, the Company expects to record total pre-tax charges associated with the disposal of the EHR assets and wind-down of the EHR business of approximately $4.1 million, all of which require cash expenditures. These costs are expected to consist of salaries, severance and other employee-related expenses of $2.7 million, vendor payments of $0.9 million, customer and vendor refunds of $0.4 million and other expenses of $0.1 million. For the six months ended June 30, 2012, the Company incurred pre-tax charges related to the EHR wind-down of $4.0 million, comprised of salaries, severance and other employee-related expenses of $2.6 million, vendor payments of $0.9 million, customer and vendor refunds of $0.4 million and other expenses of $0.1 million. The Company expects that the remaining estimated expense will be incurred in the three months ended September 30, 2012.

The forward-looking statements contained herein, including those relating to our expectations regarding charges, are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission (“SEC”) on March 19, 2012. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: August 7, 2012
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
General Counsel and Secretary